Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. ANNOUNCES SECOND QUARTER 2020 BUSINESS UPDATE

•	Q2 2020 presented multiple record setting days for residential pest control sales growth

•	Anticipated Q2 residential pest control revenue growth in high single to low double digits

ATLANTA, July 7, 2020 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial service company, provided a business update regarding second quarter 2020 financial results.

Rollins anticipates revenue growth for the quarter to reach low to mid-single digits over revenues for the second quarter of 2019, while residential pest control revenues are anticipated to reach high single to low double digit growth over revenues for the second quarter of 2019. While we experienced challenges in our commercial pest control business during the quarter, as pockets of the economy begin to recover, we have been encouraged by improvement in parts of our commercial pest control business. Our new service line, VitalClean™ disinfectant cleaning service, has been a contributor to this improvement.

Growth in our new residential pest control customers has been attributed to Rollins’ experiencing multiple record setting sales days during the second quarter in the Covington, Georgia call center.

Eddie Northen, Rollins Chief Financial Officer and Treasurer stated, “There are still more unknowns than knowns for the future; however, for the second quarter we have seen strong improvement in our residential service line accompanied by appropriate cost containment for our revenue levels.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding anticipated second quarter 2020 revenue growth levels, and revenue improvements. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.